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                                  EXHIBIT 21.1

              LIST OF SUBSIDIARIES OF RUSS BERRIE AND COMPANY, INC.


                                                               Jurisdiction of
                       Company Name                             Incorporation
                       ------------                             -------------
          Russ Berrie and Company South, Inc.                     Georgia
          Russ Berrie and Company West, Inc.                      California
          Russ Berrie and Company Investments, Inc.               New Jersey
          Russ Berrie (U.K.) Limited                              England
          Russ Berrie (Benelux) B.V.                              Holland
          Tri Russ International (Hong Kong) Limited              Hong Kong
          Amram's Distributing, Ltd.                              Canada
          P/F Done, Inc.                                          Pennsylvania
          Fluf N' Stuf, Inc.                                      Pennsylvania
          Papel/Freelance (U.K.) Limited                          England
          Bright of America, Inc.                                 West Virginia
          Russ Berrie (Ireland) Limited                           Ireland
          RBTACQ, Inc.                                            Ohio
          Papel/Freelance (Benelux) B.V.                          Holland
          RBCACQ, Inc.                                            California
          Russ Berrie and Company Properties, Inc.                New Jersey
          RUSSPLUS, Inc.                                          New Jersey
          Russ Berrie Espana, S.L.                                Spain
          Russ Berrie (Deutschland) Gmbh                          Germany


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